                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         LANCASTER COLONY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee:  Not Applicable

                          LANCASTER COLONY CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held November 18, 1996

              The annual meeting of shareholders of Lancaster Colony Corporation (the "Corporation") will be held at 11:00 a.m., Eastern Standard Time, November 18, 1996, in the Legislative AB Meeting Room of the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215.

              The meeting will be held for the following purposes:

              1. To elect three directors for a term which expires in 1999.

              2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

              By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 20, 1996 will be entitled to notice of and to vote at the meeting.

              If you do not expect to attend the meeting, please sign, date and return the enclosed proxy. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the meeting.


     October 16, 1996
                                                       JOHN B. GERLACH, JR.
                                                       President and Secretary

                          LANCASTER COLONY CORPORATION

                   37 West Broad Street, Columbus, Ohio 43215

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the annual meeting of shareholders to be held November 18, 1996, in the Legislative AB Meeting Room, Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"). The enclosed proxy, if completed and forwarded to the Corporation, will be voted in accordance with the instructions contained therein. The proposals referred to therein are described in this Proxy Statement.

     The proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation. The presence of a shareholder at the Annual Meeting will not revoke the proxy unless specific notice thereof is given.

     The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or through the efforts of officers and regular employees of the Corporation.

     The Board of Directors has fixed the close of business on September 20, 1996 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof. At that date the Corporation had outstanding and entitled to vote 29,437,851 shares of Common Stock, each share entitling the holder to one vote. The Corporation has no other class of stock outstanding. This Proxy Statement is first being mailed to shareholders on or about October 16, 1996.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of the Corporation currently consists of ten members and is divided into three classes. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Section
2.04 of the Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal. Thus, the Board of Directors of the Corporation currently consists of two classes of three members each and one class of four members.

     The names and ages of the "Nominees" and the "Continuing Directors," their principal occupations during the past five years and certain other information together with their beneficial ownership of the Corporation's Common Stock as of August 30, 1996, are listed below. As of August 30, 1996, the Corporation had outstanding and entitled to vote 29,467,851 shares of Common Stock.

                      NOMINEES FOR TERM TO EXPIRE IN 1999

        NAME; OFFICE WITH CORPORATION;                             DIRECTOR           SHARES OWNED AT          PERCENT OF
             PRINCIPAL OCCUPATION                   AGE              SINCE            AUGUST 30, 1996             CLASS
---------------------------------------------------------------------------------------------------------------------------
Robert L. Fox; Investment                           47               1991                  715,136                2.43%
     Executive for Advest, Inc.
     (stock brokerage firm)
     since 1978(1)

John B. Gerlach, Jr.;                               42               1985                1,930,921                6.55%
     President, Chief Operating
     Officer and Secretary
     of the Corporation
     (1)(2)(3)

Edward H. Jennings;                                 59               1990                      533                  *
     President Emeritus and
     Professor of Finance at
     The Ohio State University;
     formerly President of The
     Ohio State University from
     1981 to 1990(4)

_________________
     *  Less than 1%

    (1) See footnotes 2 and 3 under "Continuing Directors" which explanation applies to Messrs. Fox and Gerlach, Jr.

    (2) See footnotes 1, 4 and 10 under "Continuing Directors" which explanations apply to Mr. Gerlach, Jr.

    (3) Mr. Gerlach, Jr. is also a director of The Cardinal Fund Inc.

    (4) Mr. Jennings is also a director of Borden Chemicals & Plastic Ltd. Partnership and Super Food Service, Inc.

     All the nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, the proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

                              CONTINUING DIRECTORS


    NAME; OFFICE WITH CORPORATION;                              DIRECTOR      TERM         SHARES OWNED AT     PERCENT OF
         PRINCIPAL OCCUPATION                          AGE        SINCE      EXPIRES       AUGUST 30, 1996        CLASS
-------------------------------------------------------------------------------------------------------------------------
Frank W. Batsch; Retired; formerly                      65         1963        1998               48,544             *
     Vice President of the Corporation(2)(5)

John B. Gerlach; Chairman of the Board                  69         1961        1998            5,503,912          18.68%
     and Chief Executive Officer of
     the Corporation(1)(2)(3)(4)(6)(10)

Morris S. Halpern; Retired;                             66         1963        1997               94,071             *
     formerly Vice President
     of the Corporation(2)(8)

Robert S. Hamilton;                                     68         1985        1997                8,816             *
     Vice Chairman and Director
     of Liqui-Box Corporation
     (plastic packaging manufacturer)(2)

Richard R. Murphey, Jr.; Of Counsel, law                71         1973        1998               51,236             *
      firm of Squire, Sanders & Dempsey(7)

Henry M. O'Neill, Jr.; Chairman,                        61         1976        1998               13,101             *
     Chief Executive Officer of AGT
     International, Inc. (voice response
      systems) since 1988; Chairman of the
     Board of Evergreen Quality Catering
     (mobile caterer) since 1987

David J. Zuver; Retired;                                72         1966        1997              135,473             *
     formerly Vice President
     of the Corporation(2)

All Directors and Executive Officers                                                           6,834,274          23.16%
as a group (12 Persons)(1)(9)

___________________________
* Less than 1%

     (1) Includes shares held by the Employee Stock Ownership Plan allocated to the accounts of Lancaster Colony Corporation employees. Employees have the right to direct the voting of such shares.

     (2) Holdings include shares owned by spouses, minor children and shares held in custodianship or as trustee. The following persons disclaim beneficial ownership in such holdings with respect to the number of shares indicated: Mr. Batsch, 2,570; Mr. Fox, 81,635; Mr. John B. Gerlach, 932,163; Mr. John B. Gerlach, Jr., 839,554; Mr. Halpern, 4,028; Mr. Hamilton, 2,683; and Mr. Zuver, 70,514. The holdings disclaimed by Messrs. Gerlach include those shares held in a trust referred to in footnote 10, below, in which Messrs. Gerlach have an undetermined beneficial interest.

     (3) Messrs. John B. Gerlach and John B. Gerlach, Jr., trustees of Gerlach Foundation, Inc., and Mr. Fox, a trustee of Fox Foundation, Inc., share voting and investment power with their respective foundations, both of which are private charitable foundations. Gerlach Foundation, Inc. holds 339,955 shares and Fox Foundation, Inc. holds 61,338 shares. These shares are included in the above table. Gerlach Foundation, Inc. and Fox Foundation, Inc. together control an additional 413,415 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Messrs. Gerlach and Mr. Fox. The trustees each disclaim beneficial ownership of any of these shares.


     (4) Messrs. John B. Gerlach and John B. Gerlach, Jr. by virtue of their stock ownership and positions with the Corporation may be deemed "control persons" of the Corporation. John B. Gerlach is John B. Gerlach, Jr.'s father.

     (5) Mr. Batsch served as an officer of the Corporation until November 1992 and continues as a part-time consultant to the Corporation. See "Compensation of Directors" for further discussion.

     (6) Mr. John B. Gerlach is also a director of Drug Emporium, Inc., Huntington Bancshares Incorporated, M/I Schottenstein Homes, Inc., Scioto Downs, Inc. and Worthington Foods, Inc.

     (7) Mr. Murphey is Of Counsel to a law firm which the Corporation has retained from time to time during the last two full fiscal years and proposes to retain during the current year.

     (8) Mr. Halpern served as an officer of the Corporation until June 1992. The Corporation and Mr. Halpern have entered into a formal consulting agreement discussed under "Compensation of Directors."

     (9) Shares held include 45,666 shares subject to presently exercisable options.

    (10) John B. Gerlach is the Executor of the Estate of John J. Gerlach, Deceased. In order to partially fund the federal estate tax obligations of the estate, a trust which is the residuary legatee of the estate and presently holds 578,586 shares of the Common Stock of the Corporation sold the Corporation 250,000 shares of Common Stock of the Corporation on August 8, 1995. Such purchase was authorized by the Board of Directors on June 22, 1995. The purchase price of $35.81 per share was established by the Board of Directors based upon the average closing price of common shares of the Corporation during the first 20 of the 22 business days immediately preceding the date of such purchase.

     The Board of Directors has established an audit committee (the "Audit Committee") currently consisting of Messrs. Hamilton, Jennings and O'Neill. Mr. Hamilton serves as Chairman of the Audit Committee. The Audit Committee is charged with the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries, so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been implemented throughout the Corporation and is being effectively followed. The Audit Committee held three meetings during the fiscal year ended June 30, 1996 ("fiscal 1996").

     The Board of Directors has established a compensation committee (the "Compensation Committee") currently consisting of Messrs. Hamilton, Jennings and O'Neill as its members. Mr. Jennings serves as Chairman of the Compensation Committee. The powers and duties of the Compensation Committee are to consider and formulate recommendations to the Board of Directors with respect to all aspects of compensation to be paid to the executive officers of the Corporation, to undertake such evaluations and make such reports as are required by the applicable rules of the Securities and Exchange Commission and to perform and exercise such other duties and powers as shall from time to time be designated by action of the Board of Directors. The Compensation Committee held one meeting during fiscal 1996.

     The Board of Directors does not have a Nominating Committee.

     In addition to the committee meetings previously mentioned, the Board of Directors held a total of four meetings during fiscal 1996. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during fiscal 1996, except Mr. Batsch, who attended 60% of such meetings.

                           COMPENSATION OF DIRECTORS

     Except as noted below, directors who are not employees of the Corporation or any of its subsidiaries receive an annual fee of $10,000 plus $750 for each meeting attended. Directors who also serve on the Audit Committee and/or Compensation Committee receive $750 for each such committee meeting attended.

     The Corporation has a consulting agreement with Mr. Halpern pursuant to which Mr. Halpern has agreed to perform advisory and consulting services for an annual fee of $200,000 for calendar year 1993 and $150,000 for calendar years 1994 through 1996. If at December 31, 1996 Mr. Halpern has satisfied all the terms of the consulting agreement, he shall be entitled to receive additional consulting fees of $50,000 per year beginning in 1997 and terminating upon his death.

     Subject to an informal arrangement, effective January 1, 1993 the Corporation began paying Mr. Batsch as a part-time consultant based on an annual fee of $18,000. Additionally, postretirement benefits pursuant to an informal arrangement are paid by the Corporation to Mr. Zuver of $30,000 annually.

     The payments to Messrs. Zuver, Halpern and Batsch also include their services as directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following individuals have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock of the
Corporation:


                                        NATURE OF
        NAME AND                       BENEFICIAL                            AMOUNT                           PERCENT OF
        ADDRESS                         OWNERSHIP                             OWNED  (1)                      OWNERSHIP
---------------------------------------------------------------------------------------------------------------------------
John B. Gerlach                        Direct and                           5,503,912                              18.68%
Lancaster Colony Corporation            Indirect
37 West Broad Street
Columbus, Ohio  43215

John B. Gerlach, Jr.                   Direct and                           1,930,921                               6.55%
Lancaster Colony Corporation            Indirect
37 West Broad Street
Columbus, Ohio  43215
---------------------------

    (1) See footnotes 1, 2, 3, 4 and 10 under "Continuing Directors," which explanations apply to Messrs. Gerlach.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned during the fiscal years ended June 30, 1996, 1995 and 1994 by those persons who were the Chief Executive Officer and the three other most highly compensated, reportable executive officers of the Corporation during fiscal 1996:

                                                                                         LONG-TERM
                                                      ANNUAL COMPENSATION  (1)         COMPENSATION
                                          FISCAL    ------------------------------  -------------------    ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR         SALARY          BONUS            OPTIONS(#)      COMPENSATION(2)
---------------------------------------------------------------------------------------------------------------------------
John B. Gerlach;                           1996       $550,000                                             $2,646
     Chairman of the                       1995        517,500                                              2,905
     Board and Chief                       1994        485,000                                              4,978
     Executive Officer

Larry G. Noble;                            1996       $235,558       $272,000                              $2,646
     Vice President(3)                     1995        228,267        272,000             15,000            2,905
                                           1994        219,508        252,000                               4,978

John B. Gerlach, Jr.;                      1996       $364,583                                             $2,646
     President, Chief                      1995        345,833                                              2,905
     Operating Officer                     1994        297,083                                              4,978
     and Secretary

John L. Boylan;                            1996       $130,000      $  20,000                              $2,562
     Treasurer and                         1995        118,750         15,000              4,000            2,436
     Assistant Secretary                   1994        110,000                                              2,216

---------------------------

    (1) The named executive officers received certain perquisites in 1996, 1995 and 1994, the amount of which did not exceed the reportable threshold of the lesser of $50,000 or 10% of any such officer's salary and bonus.

    (2) Approximate amounts contributed on behalf of such executive officer to the Employee Stock Ownership Plan (ESOP).

    (3) Bonus amounts listed as paid to Mr. Noble are discretionarily determined and relate to the preceding fiscal year. The bonus relating to fiscal 1996 has not yet been determined but is currently expected not to exceed that paid in fiscal 1996 for fiscal 1995.

                      STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to stock options exercised during fiscal 1996 by each of the executive officers named in the Summary Compensation Table and unexercised stock options held as of June 30, 1996 by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                         UNDERLYING                           UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                          OPTIONS            VALUE              FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)(3)
       NAME              EXERCISED (#)  REALIZED ($)(2)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
John B. Gerlach, Jr.       26,666(1)       $796,647
Larry G. Noble                                                9,947          31,719         $88,388           $285,764
John L. Boylan                                                4,000                         $16,000

   (1) The actual number of shares received were less than indicated as Mr. Gerlach, Jr. elected to have shares withheld for the payments of the exercise price and withholding tax liability.

   (2) All values are shown pretax and are rounded to the nearest whole dollar.

   (3) Based on the 1996 fiscal year-end closing price of $37.375 per share.

                              SEVERANCE AGREEMENT


     Mr. Boylan is a party to an agreement entitling him to severance benefits equal to (i) full salary paid through the date of his termination plus (ii) an amount equal to the lesser of (a) 100% of the highest annual rate of salary and highest annual bonus paid to Mr. Boylan during the three-year period prior to his date of termination, or (b) twice his annual compensation (salary plus bonus) paid for the full fiscal year immediately preceding the date of his termination, in the event that within a period of one year after a "change of control" (as defined in the agreement) his employment is terminated by the Corporation (other than for cause) or by Mr. Boylan (if there has been any material adverse change in the terms of his employment).

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside, non-employee directors. The compensation of executive officers of the Corporation, other than the chief executive officer ("CEO") is established annually by the CEO in consultation with the Committee. In establishing the compensation of executive officers various factors are considered including the scope of responsibilities, the quality of the executive officer's performance in discharging those responsibilities, and in certain cases, the financial performance of the Corporation or of a particular division of the Corporation under that executive officer's supervision. The determination of the compensation of executive officers is essentially subjective and dependent upon the recommendation of the CEO, and no specific weight is given to any of the foregoing factors.

     The compensation of the CEO was based on the Committee's evaluation of his performance toward the achievement of the Company's financial, strategic and other goals and his length of service as CEO. In determining the CEO's compensation the Committee considered the CEO's hands-on oversight of all of the Corporation's operations, his attention to detail and his reputation as a business leader in the industries in which the Corporation operates as well as competitive chief executive officer pay information. The determination of the CEO's compensation was subjective, with no specific weight given to any particular factor.

              Edward H. Jennings, Chairman
              Robert S. Hamilton
              Henry M. O'Neill, Jr.

                               PERFORMANCE GRAPH

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN OF LANCASTER COLONY CORPORATION, S&P INDEX AND PEER INDUSTRY GROUP

     The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 1991 in each of the Corporation's Common Stock, the Standard and Poor's 500 Index and the S&P Conglomerates Index:


                       Lancaster
                        Colony                                S&P
                      Corporation         S&P 500        Conglomerates
                      -----------         -------        -------------
      6/91               $100              $100              $100
      6/92                218               113               112
      6/93                384               129               157
      6/94                481               131               155
      6/95                493               165               193
      6/96                525               208               233

                               OTHER TRANSACTIONS

     John B. Gerlach has a 50% interest in an accounting partnership known as John Gerlach & Co. ("the Firm") which, pursuant to an arrangement that was approved by the Audit Committee, provides internal auditing, accounting, tax and internal management advisory services of a type generally available from an independent accounting firm, including services relating to local taxation, mergers and acquisitions and pension matters. The fee paid to the Firm for its services is measured by the volume of work performed and is reviewed by the Audit Committee. The fees for services for the fiscal year ended June 30, 1996 were $428,760.

     The Corporation believes that the terms of the above transactions are as favorable to it as those which could have been obtained from independent parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has acted as independent certified public accountants of the Corporation during the fiscal year ended June 30, 1996. Deloitte & Touche LLP is expected to have a representative present at the Annual Meeting who may make a statement, if desired, and will be available to answer appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be in the proxy statement for the 1997 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 18, 1997.

                                 OTHER MATTERS

     As of the date of this statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation.

                                          By Order of the Board of Directors


October 16, 1996
                                          JOHN B. GERLACH, JR.
                                          President and Secretary

                         LANCASTER COLONY CORPORATION
        PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 18, 1996

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Robert S. Hamilton, Richard R. Murphey, Jr. and Henry M. O'Neill, Jr., or any of them, proxies of the undersigned, with power of substitution, to vote all shares of stock of the Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held November 18, 1996, or at any and all adjournment thereof, and to exercise all of the powers which the undersigned would be entitled to exercise as a shareholder if personally present upon the following matters:

                (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)



--------------------------------------------------------------------------------
A /X/ Please mark your
      vote as in this
      example.


  If no contrary specification is made, this proxy will be voted FOR proposal 1.

                      FOR     WITHHELD    Nominees:  For Term expiring 1999:
  1.  Election of    /  /      /  /                  Robert L. Fox
      Directors                                      John B. Gerlach, Jr.
                                                     Edward H. Jennings

  For, except vote withheld from the following nominee(s):

  _____________________________________________________

  2. The transaction of all other matters as may properly come before the meeting.

      (Continued from other side)











SIGNATURE(S)________________________________________________DATE__________, 1996

SIGNATURE(S)________________________________________________DATE__________, 1996
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please date, sign and mail this proxy in the enclosed envelope. No postage is required for mailing in the United States.